Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Separation Agreement”) is entered into by and between Richard A. DiIorio (“Executive” or “you”) and InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). In consideration of the promises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.Separation of Employment.

Your employment with the Company will end on May 19, 2025 (the “Separation Date”) unless extended by mutual agreement of the parties. Consistent with the terms of the First Amended and Restated Employment Agreement entered into with the Company effective May 24, 2021 (the “Employment Agreement”), you will be deemed to have resigned on the Separation Date as an employee or officer of and from service in any capacity (including as a trustee and/or fiduciary), with each “Company Entity” or “Company Plan.” As and to the extent requested by the Company, you will also resign from your position as a director of one or more Company Entities. You hereby agree to execute any other documents and take all other actions necessary to effectuate your resignations as a director of the Company Entities as and when requested by the Company.

For purposes of this Separation Agreement, (i) “Company Entity” means the Company, its parents, subsidiaries, joint ventures and affiliated entities and (ii) “Company Plan” means each of the Company Entities’ benefit plans, awards, trusts and funds. Each of the foregoing defined terms also include the administrators, trustees, fiduciaries and committees of and any person associated with any of the foregoing, including without limitation any officer, employee, director, or insurer, and the predecessors, successors and assigns of any of the foregoing.

2.Payments and Benefits.

In consideration of your execution of this Separation Agreement and your compliance with its terms and conditions, the Company has paid or provided, or agrees to pay or provide, to you, subject to the terms and conditions set forth in this Separation Agreement, with the benefits described in this Section 2. You acknowledge and agree that the benefits below are in full satisfaction of the Company’s obligations under the terms of your Employment Agreement and all applicable cash or equity incentive compensation plans and agreements.

a.The parties acknowledge and agree that the Company has already provided or will provide you with all compensation, benefits, perquisites and reimbursements owed up to and including the Separation Date, in accordance with the Company’s payroll practices and other applicable policies. Effective as of the Separation Date, you will become eligible for health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

b.The parties acknowledge and agree that the Company will pay you 42% of your 2025 annual incentive compensation bonus (targeted at 100% of your current annual base salary of $630,000), in the total amount of $264,600, as provided in the Employment Agreement, which will be paid to you as soon as administratively feasible after your execution of this Separation Agreement and after the revocation period in Section 7(c) has expired.

c.Provided that you execute (and do not revoke) this Separation Agreement and comply at all times with its terms and conditions, and provided that you continue to perform your obligations under Sections 8.A, 8.B, 8.D, 8.E and 8.G of the Employment Agreement, the Company will pay to you a severance payment equal to twelve (12) months of your current base pay ($630,000), which will be paid to you as soon as administratively feasible after your execution of this Separation Agreement and after the revocation period in Section 7(c) has expired.

d.Provided that you execute (and do not revoke) this Separation Agreement and comply at all times with its terms and conditions, and provided that you continue to perform your obligations under Sections 8.A, 8.B, 8.D, 8.E and 8.G of the Employment Agreement, the Company will pay you the equivalent value of twelve (12) months of COBRA coverage under the Company’s medical, dental and vision plans, as currently in effect, at the cost paid by active employees of the Company, in the total amount of $26,000, which will be paid to you as soon as administratively feasible after your execution of this Separation Agreement and after the revocation period in Section 7(c) has expired.

e.The parties acknowledge and agree that you are a party to (1) 40,909 RSU’s that vest on May 17, 2025 (2) unvested options to purchase 19,993 shares of Common Stock, which vest on May 17, 2025; (3) unvested options to purchase 87,919 shares of Common Stock, which vest in two equal annual installments starting on May 18, 2025; and (4) unvested options to purchase 224,817 shares of Common Stock which will vest in four equal annual installments starting on May 17, 2025. You will be eligible to exercise the RSU’s and options listed here, including only those installments that vest on May 17, 2025 or May 18, 2025. You will not be eligible to exercise the additional unvested installments of these Options. All remaining unvested RSU’s and Option shares will be forfeited on the effective date of this Separation Agreement and the Company will have no further obligation or responsibility with respect thereto.

f.The parties acknowledge and agree that you have been, or will be, paid for any unreimbursed business expenses (in accordance with usual Company policies and practices, and in no event later than the calendar year following the year in which the expenses are incurred), to the extent not previously paid.

3.Additional Consideration and Obligations; Effective Date.

(a)As additional consideration for your promises in this Separation Agreement, including the obligations set forth in this Section 3 as well as the Additional Restrictive Covenant in Section 8, the Company agrees to buy out the lease of the Company-leased car which expires in July 2025 so that you may take ownership of the vehicle.

(b)You agree to cooperate with the Board and Company executives in transitioning your duties to the newly named CEO, including assisting with internal employee communications and change management with the purpose of minimizing business disruption. You understand that the consideration in Section 3(a) is contingent on your completion of these transition duties by May 19, 2025 or such later date as the parties may mutually agree.

(c)This Separation Agreement will become effective on the eighth day after you sign it and the revocation period in Section 7(c) has expired (“Effective Date”).

(d)You further agree that, on your last day of employment with the Company, you will execute the Supplemental Release Agreement attached as Exhibit A. You understand that the consideration provided in this Section 3 is contingent on your execution and non-revocation of the Supplemental Release Agreement.

4.Continuing Obligations and Duties.

(a)You will comply at all times with the non-solicitation, confidentiality and non-disclosure obligations to any of the Company Entities, including, but not limited to: (i) Section 8.A (Non-Disclosure of Confidential Information) of the Employment Agreement; (ii) Sections 8.B.i and 8.B.iii (Covenants Against Competition/Non-Solicitation) of the Employment Agreement, except as otherwise modified herein in Section 8 (Additional Restrictive Covenant); (iii) Section 8.D (No Disparagement) of the Employment Agreement; (iv) Section 8.E (Protection of Company Intellectual Property) of the Employment Agreement; and (iv) Section 8.G (Transition and Other Assistance) of the Employment Agreement, all of which are expressly incorporated by reference as if fully set forth in this Section 4. The obligations set forth in this Section 4(a) are the “Prior Restrictive Covenants.”

(b)Nothing in this Section 4, or in this Separation Agreement, (i) prohibits you from disclosing proprietary and confidential information in connection with reporting possible violations of law or regulation to any governmental agency or entity or attorney in accordance with any whistleblower protection provisions of applicable law or regulation, including 18 USC 1833, or (ii) requires notification or prior approval by the Company of any reporting described in clause (i); provided, however, that any such disclosures must be made in accordance with the applicable law or regulation and in a manner that limits, to the furthest extent possible, disclosure of proprietary and confidential information.

(c)You hereby certify that on or before your last date of employment, (i) you will return to the Company all business equipment provided to you by the Company and the originals and copies of business related files, documents, information and materials and (ii) you will return to the Company all Company-supplied credit cards, identification cards, computers and equipment.

(d)You acknowledge and agree that the Prior Restrictive Covenants are fair and reasonable in view of the extent of your important customer and vendor contacts, and the extent of your knowledge of trade secrets and other confidential information.

(e)If the final judgment of a court or arbitrator with competent jurisdiction declares that any term or provision of this Section 4 is invalid or unenforceable, you agree that the court or arbitrator making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or geographic area of the applicable term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and that the terms and provisions of this Section 4 will be enforceable as so modified. You further agree that if any part of this Section 4 is held by a court or arbitrator with competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part by reason of any rule of law or public policy, and cannot be modified in accordance with this Section 4, such part will be deemed to be severed from the remainder of this Section 4 for the purpose only of the particular legal proceedings in question, and all other covenants and provisions of this Separation Agreement will in every other respect continue in full force and effect, and no covenant or provision will be deemed dependent upon any other covenant or provision.

5.Cooperation and Non-Interference.

(a)You will cooperate to the fullest extent possible with all Company Entities regarding any pending or future litigation, claim, proceeding or other disputed issue involving any Company Entity, the board of any Company Entity (each, a “Company-Related Board”), or any Company Plan that relates to matters within your knowledge or relates to your responsibilities while employed (“Company Service Matters”). Cooperation, as used herein, means you will, at a minimum: (a) meet with Company Entity, Company-Related Board or Company Plan representatives and attorneys at reasonable times and places to answer questions regarding facts and other related issues (this includes travel to such locations as requested by such representatives and attorneys); (b) appear and provide testimony if requested by a Company Entity, Company-Related Board or Company Plan (this includes travel to such locations as requested); (c) provide full, complete and truthful testimony if you ever testify in deposition, trial or any other proceeding involving any Company Entity, Company-Related Board or Company Plan; (d) notify the Company’s Chief Administrative Officer within three business days if you are served with a subpoena relating to any litigation, claim or proceeding involving a Company Entity, Company-Related Board or Company Plan, or if you are contacted by any party adverse to a Company Entity, Company-Related Board or Company Plan or by any representative of such an adverse party; and (e) not engage in any discussions with or otherwise assist any adverse party or any adverse party’s representatives related to any claim against any Company Entity, Company-Related Board or any member thereof, or Plan, except as may be required by law. The Company will reimburse you, as allowed by applicable law, for reasonable expenses incurred with respect to your compliance with your obligations under this Section 5.

(b)Nothing in this Section 5, or in this Separation Agreement, prohibits you from reporting possible violations of federal or state law or regulation to the government, including but not limited to the EEOC, Department of Justice, Securities and Exchange Commission, Congress, and any agency Inspector General, or filing a charge with or participating in an investigation or proceeding conducted by the EEOC or a comparable state or local agency (collectively any such activity is referred to as a “Government Report”). You do not need prior authorization of the Company to make a Government Report and you are not required to notify the Company that you have made a Government Report. The restrictions in Section 4 (Continuing Obligations) and Section 5(a) (Cooperation) do not apply in connection with a Government Report. Notwithstanding the provisions of this Section 5(b), your release of claims in Section 7 below waives your right to recover any monetary damages, receive payment for attorneys’ fees, costs or disbursements or receive any relief from the Company in connection with any matter, including a government report, but this Separation Agreement does not limit your right to receive a reward from the government for providing it information in connection with a Government Report.

6.Injunctive Relief; Clawback.

You and the Company agree that upon a final determination by a court of competent jurisdiction of a violation of your obligations in Sections 4, 5 and 8 of this Separation Agreement, such violation may cause irreparable injury to the relevant Company Entity or Company Plan that is not adequately remediable in damages and may entitle the Company Entity or Company Plan to temporary, preliminary and final injunctive relief against further breach of such obligations. You acknowledge and agree that your compensation from the Company, including without limitation any payments or awards pursuant to the annual incentive program, the Equity Plan, the Options and this Separation Agreement, remain subject to any clawback policy in effect as of the date hereof or as may be required by law, including but not limited to the Company’s Policy on Clawback in effect as of the date hereof.

7.Release of Claims and Consideration Period.

(a)By signing this Separation Agreement, you indicate that this Separation Agreement is satisfactory and, except as provided in Section 7(b), you will not assert any claims against any Company Entity or Company Plan. This means that, except as provided in Section 7(b), upon execution of this Separation Agreement you are thereby forever releasing and waiving any and all claims and causes of action of any kind or nature for money or anything else, whether such claims are known or unknown, that you have or may have against any Company Entity or Company Plan, that relate in any way to your employment, to the termination of your employment, or to any Company Plan. This release includes, but is not limited to, any and all claims under any federal, state or local common law or under any federal, state or local statute, regulation or ordinance, including, but not limited to, claims of breach of an express or implied contract (including without limitation employment, award, commission or incentive agreements), claims of breach of the covenant of good faith and fair dealing, claims of defamation or other tort type claims, and any and all claims of unlawful discrimination, harassment, retaliation or other unlawful conduct under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq.; Civil Rights Act of 1866, 42 U.S.C. §1981; Americans With Disabilities Act, 42 U.S.C. §12101 et seq.; Age Discrimination in Employment Act, 29 U.S.C. §621 et seq.; Family and Medical Leave Act, 29 U.S.C. 2601 et seq.; Employee Retirement Income Security Act, 29 U.S.C. §1001 et seq.; or under any other federal, state or local law. The intent of the parties is that this release of claims is to be construed as broadly as is permissible by applicable law.

(b)This release of claims does not apply to any rights or claims (i) as and to the extent provided for under this Separation Agreement and (ii) under any Company Welfare Benefit Plan, or the Company 401(k) Profit Sharing Plan. All plan rights and claims under 7(b)(ii) are governed by the terms of each plan.

(c) You have up to twenty-one (21) days to consider this Separation Agreement and release of claims. If you sign this Separation Agreement and release of claims, you then will have seven (7) calendar days to revoke the agreement and release if you change your mind. The agreement and release do not become effective or enforceable until expiration of seven (7) calendar days and any revocation must be in writing and received by the Company within seven (7) calendar days after you sign this Separation Agreement and release of claims. In order to be effective, the written revocation must be sent to the Company, care of Mr. Jerod Funke (jerod.funke@infusystem.com), and delivered to Mr. Funke through personal delivery or email within seven (7) calendar days. If you fail to sign and return this Separation Agreement and release of claims on or before the expiration of twenty-one (21) days after you receive the agreement and release of claims, or if you sign and return this Separation Agreement but revoke the agreement and release within seven (7) calendar days, the payments and benefits set forth in Sections 2(c) and 2(d) and Section 3(a) of this Separation Agreement will no longer be available to you.

(d)In consideration of the mutual promises described in this Separation Agreement, the Company, on behalf of itself and its current or future parents, subsidiaries, affiliates, predecessors, divisions, related companies, successors and assigns, releases, waives, discharges, and forever holds Executive and his heirs, representatives, spouse, agents, attorneys, and assigns harmless from any and all claims, demands, causes of action, damages, costs, fees, compensation, suits and all liability relating in any way to his employment with the Company, whether known or unknown, fixed or contingent, liquidated or unliquidated, arising or existing on, or at any time prior to, the date this Agreement is executed by the Company.

(e)You acknowledge that you have been advised to consult with an attorney before executing this Separation Agreement. You have carefully read and fully understand all of the provisions of this Separation Agreement. You are entering into this Separation Agreement knowingly, freely and voluntarily in exchange for good and valuable consideration to which you would otherwise not be entitled.

8.Additional Restrictive Covenant.

For a period of one year following your execution of this Separation Agreement, you agree that you will not, directly or indirectly, own, manage, operate, join, control, accept employment with, or participate in the ownership, management, operation or control of, or act as an employee, agent or consultant to, or be connected in any manner with, any business that is competitive with the Company in any states, territories or provinces of the United States, Canada, Mexico or any other countries in which the Company has conducted business at any time prior to your separation from the Company. You acknowledge and agree that the Additional Restrictive Covenant is fair and reasonable in view of the extent of your important customer and vendor contacts, and the extent of your knowledge of trade secrets and other confidential information. The parties understand and agree that this Additional Restrictive Covenant supersedes any obligations set forth in Section 8.B.ii of the Employment Agreement, but that all other covenants in Section 8 of the Employment Agreement remain in effect, as outlined in Section 4 of this Separation Agreement.

9.Section 409A.
The intent of the parties is that payments and benefits under this Separation Agreement (and all other Company plans and agreements) comply with Code Section 409A and,

accordingly, to the maximum extent permitted, this Separation Agreement will be interpreted to be in compliance therewith. Notwithstanding anything contained herein to the contrary, you will not be considered to have terminated employment with the Company for purposes of any payments under this Separation Agreement that are subject to Code Section 409A until you have incurred a “separation from service” from the Company within the meaning of Code Section 409A. Each amount to be paid or benefit to be provided under this Separation Agreement will be construed as a separate identified payment for purposes of Code Section 409A. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid an accelerated or additional tax under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Separation Agreement (or any plans or agreements referenced herein) during the six-month period immediately following your separation from service will instead be paid as soon as administratively practical after the date that is six months following your separation from service (or, if earlier, your date of death). To the extent required to avoid an accelerated or additional tax under Code Section 409A, amounts reimbursable to you will be paid to you on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in kind benefits provided to you) during one year may not affect amounts reimbursable or provided in any subsequent year. In no event whatsoever will the Company be liable for any additional tax, interest or penalty that may be imposed on you by Code Section 409A or damages for failing to comply with Code Section 409A.

10.Captions and Section Headings.

Captions and section headings used here are for convenience and are not a part of this Separation Agreement and will not be used in its interpretation.

11.Response to Subpoena, Court Order or Similar Legal Process.

Nothing in this Separation Agreement prohibits any Company Entity, Company Plan, or any of the Company Entities’ or Company Plans’ shareholders, directors, officers, managers, partners, employees, attorneys, advisors and agents (each, a “Company Person”) or you from responding to a subpoena, court order or similar legal process or from cooperating, as required by law, with any governmental investigation; provided, however, that before making any disclosures required by a subpoena or other court order, the Company or you will provide the other party with written notice of the subpoena, court order or similar legal process sufficiently in advance of such disclosure to afford the other party a reasonable opportunity to challenge the subpoena, court order or similar legal process.

12.Successors and Assigns.

This Separation Agreement will inure to the benefit of and be binding upon each of the Company Entities and Company Plans and any successor organization that succeeds to any of the Company Entities or Company Plans by acquisition, merger, consolidation or operation of law, or by acquisition of assets of any of the Company Entities or Company Plans and any assigns.

You may not assign any of your obligations under this Separation Agreement, but you may assign your benefits under this Separation Agreement, and such benefits will inure to the benefit of your successors and assigns, as provided above.

13.Waiver.

The failure of the Company or you to enforce any provision of this Separation Agreement will not waive, in any way, that or any other provision of this Separation Agreement in connection with any future violation, or prevent that party or any other party from thereafter enforcing every term of this Separation Agreement.

14.Withholding; Authorized Deductions.

The Company may withhold from amounts to be paid to you hereunder any federal, state or local withholding or other taxes that it is from time to time required by law to withhold and any deductions authorized by you.

15.Each Party the Drafter.

This Separation Agreement, and the provisions contained in it, will not be construed or interpreted for, or against, any party to this Separation Agreement because that party drafted or caused that party’s legal representatives to draft any of its provisions.

16.Counterparts.

This Separation Agreement may be executed simultaneously in counterparts, each of which will be an original, but all of which will constitute but one and the same agreement. A faxed, PDF or electronic signature will operate the same as an original signature.

17.Entire Agreement; No Admission of Wrongdoing.

This Separation Agreement sets forth the entire agreement between you and the Company and any Company Entity or Company Plan and replaces or supersedes any other oral or written agreement, proposals, negotiations or understandings between you and the Company and any Company Entity or Company Plan, except as otherwise provided in the Separation Agreement with respect to continuing obligations under any non-solicitation, nondisclosure and intellectual property protection obligations under the Employment Agreement, the Policy on Clawback, and obligations under the Company’s ethics and HR policies. The Company has made no representations, agreements or promises other than the representations, agreements and promises specifically stated in this Separation Agreement. This Separation Agreement cannot be changed except by a written agreement signed by you and a duly authorized representative of the Company. This Separation Agreement and the consideration provided by the Company are not, and will not be construed as, an admission of any liability whatsoever by any Company Entity, Company Plan or Company Person.

If you voluntarily agree to the terms of this Separation Agreement, please sign in the space provided below.
INFUSYSTEM HOLDINGS, INC.

By: /s/ Scott Shuda Scott Shuda, Chairman of the Board

Date:  3/31/2025

KNOWING AND VOLUNTARY AGREEMENT

I have read and fully understand the terms of this Separation Agreement. I knowingly and voluntarily agree to the terms set forth in this Separation Agreement.

By: /s/ Richard A. DiIorio RICHARD A. DIIORIO

Date:  3/31/2025

Exhibit A
SUPPLEMENTAL RELEASE AGREEMENT

(DO NOT SIGN PRIOR TO LAST DAY OF EMPLOYMENT)

This Supplemental Release Agreement (this “Agreement” or “Supplemental Release”) is entered into by and between Richard A. DiIorio (“Executive” or “you”) and InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). In consideration of the promises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.Executive and Company previously executed a Separation Agreement.

2.Under the terms of the Separation Agreement, Executive remained employed with the Company during a transition period in order to provide certain transition assistance.
3.Executive’s employment ended on May 19, 2025 (or such later date as mutually agreed by the parties).

4.Having fulfilled the transition obligations in the Separation Agreement, Executive is entitled to receive the additional consideration provided in Section 3(a) of the Separation Agreement.

5.Supplemental Release of Claims and Consideration Period. By signing this Supplemental Release, you agree that, except as provided in Section 5(a), you will not assert any claims against any Company Entity or Company Plan. This means that, except as provided in Section 5(a), upon execution of this Supplemental Release, you are thereby forever releasing and waiving any and all claims and causes of action of any kind or nature for money or anything else, whether such claims are known or unknown, that you have or may have against any Company Entity or Company Plan, that relate in any way to your employment, to the termination of your employment, or to any Company Plan. This release includes, but is not limited to, any and all claims under any federal, state or local common law or under any federal, state or local statute, regulation or ordinance, including, but not limited to, claims of breach of an express or implied contract (including without limitation employment, award, commission or incentive agreements), claims of breach of the covenant of good faith and fair dealing, claims of defamation or other tort type claims, and any and all claims of unlawful discrimination, harassment, retaliation or other unlawful conduct under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq.; Civil Rights Act of 1866, 42 U.S.C. §1981; Americans With Disabilities Act, 42 U.S.C. §12101 et seq.; Age Discrimination in Employment Act, 29 U.S.C. §621 et seq.; Family and Medical Leave Act, 29 U.S.C. 2601 et seq.; Employee Retirement Income Security Act, 29 U.S.C. §1001 et seq.; or under any other federal, state or local law. The intent of the parties is that this release of claims is to be construed as broadly as is permissible by applicable law.

(a) This release of claims does not apply to any rights or claims (i) as and to the extent provided for under the Separation Agreement and (ii) under any Company Welfare Benefit Plan, or the Company 401(k) Profit Sharing Plan. All plan rights and claims under 5(b)(ii) are governed by the terms of each plan.

(b) You acknowledge that you had up to twenty-one (21) days to consider this Supplemental Release. If you sign this Supplemental Release, you then will have seven (7) calendar days to revoke it if you change your mind. The Supplemental Release does not become effective or enforceable until expiration of seven (7) calendar days and any revocation must be in writing and received by the Company within seven (7) calendar days after you sign this Supplemental Release. In order to be effective, the written revocation must be sent to the Company, care of Mr. Jerod Funke (jerod.funke@infusystem.com), and delivered to Mr. Funke through personal delivery or email within seven (7) calendar days. If you fail to sign and return this Supplemental Release on your last day of employment, or if you sign and return this Supplemental Release but revoke it within seven (7) calendar days, the payments and benefits set forth in Section 3(a) of the Separation Agreement will no longer be available to you.

(c) You acknowledge that you have been advised to consult with an attorney before executing this Supplemental Release. You have carefully read and fully understand all of the provisions of this Supplemental Release. You are entering into this Supplemental Release knowingly, freely and voluntarily in exchange for good and valuable consideration to which you would otherwise not be entitled.

(d) In consideration of the mutual promises described in this Supplemental Release Agreement, the Company, on behalf of itself and its current or future parents, subsidiaries, affiliates, predecessors, divisions, related companies, successors and assigns, releases, waives, discharges, and forever holds Executive and his heirs, representatives, spouse, agents, attorneys, and assigns harmless from any and all claims, demands, causes of action, damages, costs, fees, compensation, suits and all liability relating in any way to his employment with the Company, whether known or unknown, fixed or contingent, liquidated or unliquidated, arising or existing on, or at any time prior to, the date this Supplemental Release Agreement is executed by the Company.

6.Non-Interference. Notwithstanding the release of claims set forth in this Supplemental Release, nothing in this Agreement is intended to interfere with Executive’s right to report possible violations of federal, state or local law, or regulation to any governmental, regulatory, law enforcement or similar agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. By signing this Supplemental Release, Executive and Company acknowledge that nothing in this Supplemental Release shall affect any eligibility that Executive may have, to the extent such eligibility exists to receive a whistleblower award or bounty for information provided to a government agency or official. Executive and Company acknowledge and agree that this Supplemental Release shall not affect the rights and responsibilities of governmental and regulatory agencies, and further acknowledge and agree that this Supplemental Release shall not be used to justify interfering with Executive’s protected right to file a charge or to participate in an investigation or proceeding conducted by a governmental or regulatory agency or entity; provided, however, that, to the fullest extent permitted by applicable law, Executive waives any right to receive monetary relief based on any such action. Further, notwithstanding anything set forth in this Supplemental Release to the contrary, nothing in this Supplemental Release shall affect or be used to interfere with Executive’s protected right to testify in any court, arbitration or administrative proceeding. This Supplemental Release does not waive Executive’s rights, if any, to receive ERISA-covered benefits (e.g., pension or medical benefits) that are vested pursuant to a formally-adopted and properly-authorized written benefit plan. This Supplemental Release does not waive unemployment compensation benefits, workers’ compensation benefits or any other rights that may not lawfully be released by a private agreement.
7.Entire Agreement. This Supplemental Release and the Separation Agreement set forth the entire agreement between the Parties hereto, and fully supersede any prior agreements or understandings between the Parties related to the subject matter of this Agreement, with the exception of any continuing obligations from Executive’s Employment

Agreement, as specified in the Separation Agreement. The Parties each acknowledge that they do not rely and have not relied on any representations, promises, or agreements of any kind, except for those set forth in this Supplemental Release and the Separation Agreement. This Agreement may not be modified orally and may only be modified by a subsequent written agreement between Executive and an authorized representative of the Company.
INFUSYSTEM HOLDINGS, INC.

By: Scott Shuda, Chairman of the Board

Date: _______________________

KNOWING AND VOLUNTARY AGREEMENT

I have read and fully understand the terms of this Supplemental Release. I knowingly and voluntarily agree to the terms set forth in this Supplemental Release.

By: RICHARD A. DIIORIO

Date: _______________________